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                                                                    EXHIBIT 4.6

                        EXECUTIVE STOCK OPTION AGREEMENT


         THIS AGREEMENT, made as of _____________ (the "Effective Date"), by and between Wright Medical Group, Inc., a Delaware corporation formerly known as Wright Acquisition Holdings, Inc. (the "Company"), and _______________ (the "Participant").

                              W I T N E S S E T H:
                              - - - - - - - - - -

         WHEREAS, the Company desires to afford the Participant the opportunity to acquire ownership of the Company's common stock, par value $.01 per share ("Common Stock"), so that he may have a direct proprietary interest in the Company's success.

         NOW, THEREFORE, in consideration of the covenants and agreements herein contained, the parties hereby agree as follows:

         1. Grant of Options. Subject to the terms and conditions set forth herein and in the Company's Third Amended and Restated 1999 Equity Incentive Plan, a copy of which is attached hereto as Exhibit A (the "Plan"), on the Effective Date the Company does hereby grant to the Participant, during the period commencing on the Effective Date and ending on the 10th anniversary of the Effective Date (the "Expiration Date"), the right and option (the right to purchase any one share under this Agreement being an "Option") to purchase from the Company ________ shares of Common Stock. The Option to purchase such Common Stock shall have an exercise price of $_________ per share. Each of the Options granted pursuant to this Agreement shall, to the fullest extent permissible under Section 422 of the Code, constitute Incentive Stock Options under the Plan.

         2.       Limitations on Exercise of Options.

                  (a) Subject to the terms and conditions set forth herein and in the Plan, the Options shall vest and become exercisable, on a cumulative basis, with respect to 25% of the shares of Common Stock on the first anniversary of the Effective Date and on each succeeding anniversary thereafter so long as the Participant is employed by the Company; provided, however, that upon the occurrence of a Change of Control (as defined below), all of the then unvested Options shall automatically vest and be fully exercisable and shall remain so exercisable in accordance with the terms of this Agreement. The Committee or the Board may accelerate the vesting and exercisability of any or all of the then unvested Options at any time.

                  (b) For purposes of this Agreement, a "Change of Control" shall mean:

                           (i)      The acquisition by any individual, entity
or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) (a "Person") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 50% or more (on a fully diluted basis) of either (A) the then outstanding shares of common stock of the Company, taking into account as outstanding for this purpose such common stock issuable upon the exercise of options or warrants, the conversion of convertible stock or debt, and the exercise of any similar right to acquire such

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common stock (the "Outstanding Company Common Stock") or (B) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the "Outstanding Company Voting Securities"); provided, however, that for purposes of this subsection (i), the following acquisitions shall not constitute a Change of Control: (w) any acquisition pursuant to an initial public offering of shares of common stock of the Company pursuant to a registration statement declared effective under the Securities Act, (x) any acquisition by the Company or any "affiliate" of the Company, within the meaning of 17 C.F.R. Section 230.405 (an "Affiliate"), (y) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any Affiliate, (z) any acquisition by any corporation or business entity pursuant to a transaction which complies with clauses (A), (B), (C) and (D) of subsection (ii) of this Section 2(b) (persons and entities described in clauses (w), (x), (y) and (z) being referred to herein as "Permitted Holders"); or

                           (ii)     The consummation of a reorganization,
merger or consolidation, or sale or other disposition of all or substantially all of the assets of the Company (a "Business Combination"), in each case, unless, following such Business Combination, (A) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 60% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company's assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination, of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be, (B) no Person (excluding any Permitted Holder) beneficially owns, directly or indirectly, 50% or more (on a fully diluted basis) of, respectively, the then outstanding shares of common stock of the corporation resulting from such Business Combination, taking into account as outstanding for this purpose such common stock issuable upon the exercise of options or warrants, the conversion of convertible stock or debt, and the exercise of any similar right to acquire such common stock, or the combined voting power of the then outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Business Combination, (C) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the incumbent Board at the time of the execution of the initial agreement providing for such Business Combination, and (D) immediately following the Business Combination, the Participant is the (Job Title) of, as the case may be, (1) the ultimate parent entity of (x) the entity that survives the merger of the Company with another entity in the Business Combination, (y) the entity that results from the consolidation of the Company with another entity in the Business Combination, or
(z) the entity to which the Company's assets are sold or otherwise transferred in the Business Combination, or (2) if there is no such parent entity, the entity described in the immediately preceding clause (x), (y) or (z); or

                           (iii)    The approval by the shareholders of the
Company of a complete liquidation or dissolution of the Company; or


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                           (iv)     The sale of at least 80% of the assets of
the Company to an unrelated party, or completion of a transaction having a similar effect; or

                           (v)      The individuals who on the date of this
Agreement constitute the Board thereafter cease to constitute at least a majority thereof; provided, however, that any person becoming a member of the Board subsequent to the date of this Agreement and whose election or nomination was approved by a vote of at least two-thirds of the directors who then comprised the Board immediately prior to such vote shall be considered a member of the Board on the date of this Agreement.

         3. Non-Transferable. Except as specifically authorized by the Committee, the Participant may not transfer the Options except by will or the laws of descent and distribution and the Options shall be exercisable during the Participant's lifetime only by the Participant or, in the event of his incapacity, his guardian or legal representative. Except as so authorized, no purported assignment or transfer of the Options, or of the rights represented thereby, whether voluntary or involuntary, by operation of law or otherwise (except by will or the laws of descent and distribution), shall vest in the assignee or transferee any interest or right herein whatsoever.

         4.       Termination of Employment.

                  (a) Disability; Retirement. If, prior to the Expiration Date, the Participant shall cease to be employed by the Company by reason of a Disability or retirement from the Company pursuant to any retirement plan of the Company, or the Participant's employment with the Company ceases for any reason with the written consent of the Committee, then the Options shall remain exercisable until the earlier of the Expiration Date or the date that is thirty
(30) days after the date of such cessation of employment, but only to the extent the Options were vested and exercisable at the time of such cessation of employment.

                  (b) Without Cause. If the Company terminates the Participant's employment without Cause, then upon such cessation of employment all then unvested Options shall automatically vest and be fully exercisable and all then unexercised Options shall be exercisable in accordance with the terms of this Agreement until the earlier of the Expiration Date or the date that is one (1) year after the date of such cessation of employment.

                  (c) Voluntary; For Cause. If the Participant voluntarily terminates employment with the Company for reasons other than Disability or retirement pursuant to any retirement plan of the Company and without the consent of the Committee or the Company terminates the Participant's employment for Cause, then all of the Options, to the extent not exercised prior to such termination, whether exercisable or not, shall lapse and be canceled immediately upon such cessation of employment.

                  (d) Death. If the Participant shall cease to be employed by the Company prior to the Expiration Date by reason of death, or the Participant shall die while entitled to exercise any of the Options pursuant to
Section 4(a) or 4(b), the executor or administrator of the estate of the Participant or the person or persons to whom the Options shall have been validly transferred by the executor or administrator pursuant to will or the laws of descent and distribution shall have the right, until the earlier of the Expiration Date or one (1) year after the date of death, to


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exercise the Options, but only to the extent that the Participant was entitled to exercise them on the date of death and subject to any other limitation contained herein on the exercise of the Options in effect on the date of exercise.

                  (e) Whether employment has been or could have been terminated for the purposes of this Agreement, and the reasons therefor, shall be determined by the Committee, whose determination shall be final, binding and conclusive.

                  (f) Except as otherwise provided in this Section 4, Options that have not yet vested at the time of termination of the Participant's employment with the Company shall expire and no further vesting shall occur with respect thereto. After the expiration of any exercise period described in this Section 4, the Options and all of the Participant's rights hereunder, to the extent not previously exercised, shall terminate.

         5. Adjustments and Corporate Reorganizations. In accordance with and subject to the applicable terms of the Plan, the Options shall be subject to adjustment or substitution, as determined by the Committee, as to the number, price or kind of Stock or other consideration subject to such Options or as otherwise determined by the Committee to be equitable (i) in the event of changes in the outstanding Stock or in the capital structure of the Company by reason of stock dividends, stock splits, reverse stock splits, recapitalizations, reorganizations, mergers, consolidations, combinations, exchanges, or other relevant changes in capitalization occurring after the date hereof or (ii) in the event of any change in applicable laws or any change in circumstances which results in or would result in any substantial dilution or enlargement of the rights granted to, or available for, the Participant. The Company shall give the Participant written notice of an adjustment hereunder. Notwithstanding anything herein to the contrary, in the event of any of the following:

                  (a) The Company is merged or consolidated with another corporation or entity and, in connection therewith, consideration is received by shareholders of the Company in a form other than stock or other equity interests of the surviving entity;

                  (b) All or substantially all of the assets of the Company are acquired by another person;

                  (c)      The Company's reorganization or liquidation; or

                  (d) The Company shall enter into a written agreement to undergo an event described in clauses (a), (b) or (c) above,

then the Committee may, in its discretion and upon at least 10 days advance notice to the affected persons, cancel any outstanding Options and pay to the Participant, in cash, the value of such Options based upon the price per share of Stock received or to be received by other shareholders of the Company in such event and the per share exercise price of the Options.

         6. Exercise; Payment for and Delivery of Common Stock. The Options shall be exercised by delivering written notice to the Committee stating the number of shares of Common Stock to be purchased, the person or persons in whose name the shares of Common Stock are to


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be registered and each such person's address and social security number. Such notice shall not be effective unless accompanied by the full purchase price for all shares to be purchased, and any applicable withholding (as described below). The purchase price shall be payable in cash, in shares of Common Stock, any combination of cash or shares of Common Stock or any other method authorized by the Plan and consented to by the Committee; provided, however, that the Participant may use Common Stock in payment of the exercise price only if the shares so used are considered "mature" for purposes of generally accepted accounting principles (i.e., (i) been held by the Participant free and clear for at least six (6) months prior to the use thereof to pay part of an Option exercise price, (ii) been purchased by the Participant in other than a compensatory transaction, or (iii) meet any other requirements for "mature" shares as may exist on the date of the use thereof to pay part of an Option exercise price). In the event that all or part of the purchase price is paid in shares of Common Stock, the shares used in payment shall be valued at their Fair Market Value on the date of exercise of the Options. At the time of exercise, the Participant shall pay to the Company, in cash, or by having the Company withhold upon exercise of the Option a sufficient number of shares of Common Stock otherwise deliverable to the Participant based on the Fair Market Value of the Common Stock on the date of exercise, at the election of the Participant, such minimum amount as the Company deems necessary to satisfy its obligation to withhold Federal, state or local income or other taxes incurred by reason of the exercise or the transfer of shares thereupon. Payment in currency or by certified or cashier's check shall be considered payment in cash.

         7.       Restrictive Covenants; Repurchase Rights.

                  (a) By accepting the Options, the Participant represents and agrees for himself and his transferees (whether by will or the laws of descent and distribution) that:

                           (i)      For the period commencing on the date of
this Agreement and ending on the first one year anniversary of the termination of the Participant's employment (such period is hereinafter referred to as the "Restricted Period"), with respect to any geographic territories in which the Participant engaged in business or had supervisory and/or management responsibility during the Participant's employment with the Company, the Participant shall not participate or engage, directly or indirectly, for himself or herself or on behalf of or in conjunction with any person, partnership, corporation or other entity, whether as an employee, agent, officer, director, shareholder, partner, joint venturer, investor or otherwise (other than a limited partner or stockholder of less than one percent of the issued and outstanding limited partnership interests or stock of a publicly held partnership or corporation whose gross assets exceed $1,000,000), in the distribution, solicitation, promotion, manufacture, design, development, or sale of any medical products or services competitive with products manufactured, marketed, or sold by the Company or any of its subsidiaries or any medical products or services intended to be manufactured, marketed, or sold by the Company of the same general type or function.

                           (ii)     Except with the Company's prior written
approval or as may otherwise be required by law or legal process, the Participant agrees not to disclose or use any material or information which is confidential to the Company or its subsidiaries and not in the public domain or generally known in the industry, whether tangible or intangible, made


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available, disclosed or otherwise known to the Participant as a result of his employment with the Company for so long as such information remains confidential and not in the public domain.

                           (iii)    During the Restrictive Period, the
Participant shall not attempt to influence, persuade or induce, or assist any other person in so persuading or inducing, any employee of the Company or its subsidiaries to give up, or to not commence, employment or a business relationship with the Company.

The parties intend the restrictions in this Paragraph 7(a) to be completely severable and independent, and any invalidity or unenforceability of any one or more of such restrictions shall not render invalid or unenforceable any one or more restrictions.

                  (b) In addition to all other legal and equitable remedies available to it, the Company shall have the right, and not the obligation, to purchase and acquire from the Participant any or all of the shares of Common Stock previously acquired by the Participant upon exercise of the Option (the "Repurchased Shares") if the Committee elects to take such action, in its absolute discretion, on the basis of the Committee's determination that the Participant has violated any of the covenants set forth in this Agreement or if the Participant's employment is terminated or could have been terminated for Cause. The Company may exercise the right granted to it under this Section 7(b) by delivering written notice to the Participant stating that the Company is exercising the repurchase right granted to it under this Section 7(b). The delivery of such notice by the Company to the Participant shall constitute a binding commitment of the Company to purchase and acquire all of the Repurchased Shares. The total purchase price for the Repurchased Shares shall be delivered to the Participant against delivery by the Participant of certificates evidencing the Repurchased Shares no later than 30 days after the delivery of the election notice by the Company. The price per share of the Repurchased Shares shall be the lesser of the Fair Market Value of each of the Repurchased Shares on the date of the Company's delivery of its written notice to the Participant or the exercise price of the Option.

                  (c) In addition to all other legal and equitable remedies available to it, the Company shall have the right, and not the obligation, to cancel any or all of the Participant's Options if the Committee elects to take such action, in its absolute discretion, on the basis of the Committee's determination that the Participant has violated the covenants set forth in this Agreement. The Company may exercise the right granted to it under this Section 7(c) by delivering a written notice to the Participant stating that the Company is exercising the cancellation right granted to it under this
Section 7(c).

                  (d) Anything in this Section 7 to the contrary, the Company shall not be obligated to purchase any Common Stock at any time to the extent that the purchase would result in a violation of any law, statute, rule, regulation, order, writ, injunction, decree or judgment promulgated or entered by any Federal, state, local or foreign court or governmental authority applicable to the Company or any of its property.


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         8.       Rights as Stockholder.

                  (a) The Participant or a transferee of the Options shall have no rights as a stockholder with respect to any shares covered by the Options until he shall have become the holder of record of such shares (and the Company shall use its reasonable best efforts to cause the Participant promptly to become the holder of record of such shares), and, except as provided in
Section 5 hereof, no adjustment shall be made for dividends or distributions or other rights in respect of such shares for which the record date is prior to the date upon which he shall become the holder of record thereof.

                  (b) The Participant acknowledges and agrees that any Common Stock acquired in respect of the Options granted under Section 2 shall be "Shares" as such term is used in the Stockholders Agreement, dated as of December 7, 1999, among the Company and certain "Investors" listed in Schedule I thereto, and, as such, will be subject to certain restrictions, including restrictions on resale and such other transfers. In the event of any conflict or inconsistency between the terms and provisions of this Agreement and the Stockholders Agreement, the Stockholders Agreement shall govern and control.

         9.       Company; Participant.

                  (a) The term "Company" as used in this Agreement with reference to employment or as otherwise indicated by the context shall include the Company and its Related Entities.

                  (b) Whenever the word "Participant" is used in any provision of this Agreement under circumstances where the provision should logically be construed to apply to the executors, the administrators, the legal representatives, the person or persons to whom the Options may be transferred by will or by the laws of descent and distribution or any other transferee to whom the Options may be transferred with the consent of the Committee, the word "Participant" shall be deemed to include such person or persons.

         10.      Requirements of Law.

                  (a) By accepting the Options, the Participant represents and agrees for himself and his transferees (whether by will or the laws of descent and distribution) that, unless a registration statement under the Securities Act is in effect as to the shares purchased upon any exercise of the Options, (i) any and all shares so purchased shall be acquired for his personal account and not with a view to or for sale in connection with any distribution, and (ii) each notice of the exercise of any portion of this Option shall be accompanied by a representation and warranty in writing, signed by the person entitled to exercise the same, that the shares are being so acquired in good faith for his personal account and not with a view to or for sale in connection with any distribution.

                  (b) No certificate or certificates for shares of Common Stock may be purchased, issued or transferred if the exercise hereof or the issuance or transfer of such shares shall constitute a violation by the Company or the Participant of any (i) provision of any Federal, state or other securities law, (ii) requirement of any securities exchange listing agreement


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to which the Company may be a party, or (iii) other requirement of law or of any regulatory body having jurisdiction over the Company. Any reasonable determination in this connection by the Board, upon notice given to the Participant, shall be final, binding and conclusive.

                  (c) The certificates representing shares of Common Stock acquired pursuant to the exercise of Options shall carry such appropriate legend, and such written instructions shall be given to the Company's transfer agent, as may be deemed necessary or advisable by counsel to the Company in order to comply with the requirements of the Securities Act or any state securities laws.

         11. Notices. Any notice to be given to either party shall be in writing and shall be given by hand delivery to such party or by registered or certified mail, return receipt requested, postage prepaid, addressed to the Company in care of its Secretary at its principal office, and to the Participant at the address given beneath his signature hereto, or at such other address as either party shall have furnished to the other in writing in accordance herewith. Notice and communications shall be effective when actually received by the addressee.

         12. Binding Effect. This Agreement shall be binding upon the heirs, executors, administrators, successors and permitted assigns of the parties hereto.

         13. The Plan. The terms and provisions of the Plan are incorporated herein by reference and made a part hereof as though fully set forth herein. In the event of any conflict or inconsistency between discretionary terms and provisions of this Agreement, this Agreement shall govern and control. In all other instances of conflicts or inconsistencies or omissions, the terms and provisions of the Plan shall govern and control. All capitalized terms not otherwise expressly defined in this Agreement shall have the meaning ascribed to them in the Plan.

         14. Governing Law. This Agreement shall be construed and interpreted in accordance with the laws of the State of Tennessee, without regard to the principles of conflicts of law thereof.

         15. Entire Agreement. This Agreement, together with the Plan, contains the entire agreement and understanding between the parties with respect to the subject matter hereof and supersedes all prior agreements, written or oral, with respect thereto. This Agreement, and this integration clause, is not intended to, and does not, limit or alter in any manner, the parties' obligations under any previous agreement concerning obligations to maintain confidentiality or with respect to restrictive covenants, including, but not limited to, any Nondisclosure Agreement, Confidentiality and Inventions Agreement, Employment Agreement, Distributor Agreement, Sales Representative Agreement, or any similar agreement between the parties, all of which obligations shall remain in full force and effect.


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         IN WITNESS WHEREOF, the Company has granted this Option on the date of grant specified above. This instrument may be executed in any number of counterparts, each of which shall be deemed to be an original, and such counterparts together shall constitute one and the same instrument.


                                    WRIGHT MEDICAL GROUP, INC.




                                    By:
                                       ----------------------------------------
                                           Jason P. Hood
                                           Vice President, General Counsel, and
                                               Secretary


ACCEPTED:




----------------------------------
Participant